UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 23, 2022

INNOVIVA, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware		94-3265960
(State or Other Jurisdiction of Incorporation)	000-30319 (Commission File Number) 1350 Old Bayshore Highway, Suite 400 Burlingame, California 94010 (650) 238-9600	(I.R.S. Employer Identification Number)

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices) (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	INVA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On May 23, 2022, Innoviva, Inc., a Delaware corporation (“Innoviva”), Innoviva Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Innoviva (the “Purchaser”), and Entasis Therapeutics Holdings Inc. (“Entasis”) entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which the Purchaser will commence a tender offer (the “Offer”) to acquire all of the outstanding shares of Entasis’ common stock, par value $0.001 per share (the “Shares”), at a purchase price of $2.20 per share in cash (the “Offer Price”), without interest and subject to any applicable withholding taxes, on the terms and conditions set forth in the Merger Agreement.

Completion of the Offer is subject to several conditions, including: (i) there being validly tendered in the Offer and not validly withdrawn that number of Shares which, excluding any Shares beneficially owned by (a) Innoviva or Purchaser or (b) Entasis’s Chief Executive Officer, represent at least one more Share than fifty percent (50%) of the Shares not beneficially owned by such persons in clauses (a) and (b) outstanding at the time of the expiration of the Offer; and (ii) certain other customary conditions.

As soon as practicable following the consummation of the Offer, and subject to the satisfaction or waiver of certain customary conditions, the Purchaser will merge with and into Entasis, with Entasis surviving as a wholly-owned subsidiary of Innoviva, pursuant to the provisions of Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), with no stockholder vote required to consummate the Merger (the “Merger”). Each Share issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”), other than any Shares (i) that are owned by or held in the treasury of Entasis, or owned by Innoviva or Purchaser or (ii) in respect of which appraisal rights were perfected in accordance with Section 262 of the DGCL, will be automatically converted into the right to receive an amount in cash equal to the Offer Price without interest (the “Merger Consideration”) and subject to any applicable withholding taxes.

As a result of the Merger, (i) each option to purchase Shares (an “Entasis Option”) with an exercise price that is less than the Offer Price that is outstanding immediately prior to the Effective Time will terminate and be cancelled immediately prior to the Effective Time and converted into the right to receive a lump sum cash payment equal in amount to (a) the number of Shares underlying such Entasis Option as of immediately prior to the Effective Time, multiplied by (b) an amount equal to (x) the Merger Consideration, minus (y) the exercise price of such Entasis Option, net of any taxes withheld pursuant to the Merger Agreement; (ii) each Entasis Option with an exercise price greater than or equal to the Offer Price that is outstanding immediately prior to the Effective Time will terminate and be cancelled immediately prior to the Effective Time in exchange for no consideration; (iii) each restricted stock unit with respect to the Shares (an “Entasis RSU”) that is outstanding shall terminate and be cancelled immediately prior to the Effective Time and converted into the right to receive a number of restricted stock units under Innoviva’s 2012 Equity Incentive Plan (rounded up to the nearest whole share) equal to (x) the number of Shares subject to such Entasis RSU immediately prior to the Effective Time, multiplied by (y) the Merger Consideration, divided by (z) the volume weighted average price for a share of common stock of Innoviva on the Nasdaq Global Select Market for the ten Business Days prior to the Closing Date as displayed on Bloomberg (the “10-day Parent Stock VWAP”) with terms and conditions that are similar to the Entasis RSUs for which they were exchanged, except for certain changes to the vesting schedule and conditions and changes to such terms and conditions as do not adversely impact the rights of the holder thereof if Innoviva determines in good faith that such changes are necessary for the administration of such awards; and (iv) each third party warrant to purchase Shares that is issued and outstanding immediately prior to the Effective Time shall be replaced by a replacement warrant issued by Innoviva at the Effective Time (each, a “Replacement Warrant”), providing that such Replacement Warrant shall (1) be exercisable for a number of shares of common stock of Innoviva, par value $0.01 per share (“Innoviva Stock”), without interest, equal to: (a) the aggregate number of Shares in respect of such warrant; multiplied by (b) the Merger Consideration; divided by (c) the 10-day Parent Stock VWAP and (2) have a per share exercise price equal to (A) the current per share exercise price of such warrant; multiplied by (B) the 10-day Parent Stock VWAP; divided by (C) the Merger Consideration.

Innoviva, the Purchaser and Entasis have made customary representations, warranties and covenants in the Merger Agreement, including using reasonable best efforts to promptly consummate and make effective the transactions contemplated by the Merger Agreement. Entasis has agreed to use reasonable best efforts to (i) ensure that the business and operations of the Acquired Companies (as defined in the Merger Agreement) (including the clinical and regulatory work) shall be conducted in the ordinary course of business consistent with past practices, and (ii) preserve each Acquired Company’s business organizations, assets and properties, and relationships with their respective suppliers, licensors, employees and other business relationships.

Furthermore, Entasis and the other Acquired Companies have agreed not to, and to use their reasonable best efforts to cause their respective officers, directors, employees and their respective Third Party Representatives (as defined in the Merger Agreement) not to, directly or indirectly, (i) solicit or initiate, or knowingly facilitate or knowingly encourage the submission of any Acquisition Proposal or the making of any inquiry or proposal that would reasonably be expected to lead to any Acquisition Proposal (as defined in the Merger Agreement); (ii) furnish any nonpublic information regarding, or afford access to, the properties, books or records of any of the Acquired Companies to any Person with the intent to facilitate or encourage an Acquisition Proposal; (iii) engage in discussions or negotiations with any Person relating to any Acquisition Proposal; (iv) approve, endorse, recommend or enter into any agreement in principle, letter of intent, merger agreement, acquisition agreement or other similar agreement relating to any Acquisition Proposal; (v) amend or grant any waiver or release under any standstill or similar agreement or approve any transaction under, or permit any Third Party to become an “interested stockholder” under, Section 203 of the DGCL; or (vi) resolve to propose, agree or publicly announce an intention to do any of the foregoing. Subject to the satisfaction of certain conditions, Entasis and its board of directors, as applicable, are permitted to take certain actions which may, as more fully described in the Merger Agreement, include changing the board of directors’ recommendation following receipt of an unsolicited proposal, if the board of directors of Entasis concludes in good faith, after consultation with Entasis’ independent financial advisors and outside legal counsel, that such unsolicited proposal constitutes a superior proposal and that the failure to change its recommendation would be inconsistent with its fiduciary duties under applicable law.

The Merger Agreement has been unanimously approved by the board of directors of each of Innoviva, the Purchaser and Entasis. The board of directors of Entasis unanimously recommends that stockholders of Entasis tender their Shares in the Offer.

The foregoing description of the Offer, the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1. The Merger Agreement has been incorporated herein by reference to provide information regarding the terms of the Merger Agreement and is not intended to modify or supplement any factual disclosures about Entasis, Innoviva or the Purchaser in any public reports filed with the U.S. Securities and Exchange Commission (“SEC”) by Entasis or Innoviva. In particular, the assertions embodied in the representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by information in confidential disclosure schedules provided by the Company in connection with the signing of the Merger Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, the representations and warranties in the Merger Agreement were used for the purpose of allocating risk between Entasis, Innoviva and the Purchaser, rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about Entasis, Innoviva or the Purchaser. The representations and warranties set forth in the Merger Agreement may also be subject to a contractual standard of materiality different from that generally applicable to investors under federal securities laws. Therefore, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses.

Tender and Support Agreements

Concurrently with the execution of the Merger Agreement, Innoviva and the Purchaser entered into Tender and Support Agreements (the “Support Agreements”) with certain entities affiliated with TPG GP A, LLC and the independent members of the board of directors of Entasis (together, the “Supporting Stockholders”), which provide, among other matters, that the Supporting Stockholders will (i) tender their Shares in the Offer and (ii) support the Merger. As of May 20, 2022, the Supporting Stockholders owned an aggregate of approximately 2.32% of the Shares. The Supporting Stockholders’ obligations under the Support Agreements terminate in the event that the Merger Agreement is terminated in accordance with its terms.

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to Support Agreements, which are attached hereto as Exhibit 99.1 and Exhibit 99.2 and are incorporated herein by reference.

Amendment No. 1 to the Investor Rights Agreement

In connection with the execution of the Merger Agreement, Innoviva and Entasis entered into Amendment No. 1 (the “IRA Amendment No. 1”) to that certain Investor Rights Agreement, dated as of April 22, 2020, by and between Innoviva and Entasis, pursuant to which Innoviva will have a right of first offer in connection with a Strategic Transaction (as defined in the IRA Amendment No. 1) and Innoviva’s preemptive rights with respect to a Capital Raising Transaction (as defined in the IRA Amendment No. 1) will be expanded and clarified, in each case, subject to the terms therein.

The description of the IRA Amendment No. 1 does not purport to be complete and is qualified in its entirety by reference to the IRA Amendment No. 1, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

On May 23, 2022, Innoviva and Entasis issued a joint press release announcing the execution of the Merger Agreement. A copy of the joint press release is attached hereto as Exhibit 99.3 and is incorporated by reference herein.

Important Information about the Tender Offer

The Offer has not yet commenced. This document is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any shares of Entasis’ common stock or any other securities. At the time the Offer is commenced, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed by Innoviva and the Purchaser with the SEC, and a solicitation/recommendation statement on Schedule 14D-9 will be filed by Entasis with the SEC. The Offer will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT AND THE SOLICITATION/ RECOMMENDATION STATEMENT REGARDING THE OFFER, AS THEY MAY BE AMENDED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the Information Agent for the Offer, which will be named in the tender offer statement. Additional copies may be obtained at no charge by contacting Innoviva at 1350 Old Bayshore Highway Suite 400, Burlingame, CA 94010 or (650) 238-9600 or by contacting Entasis at 35 Gatehouse Drive, Waltham, MA 02451 or (781) 810-0120. In addition, Innoviva and Entasis file annual, quarterly and current reports and other information with the SEC, which are also available to the public at the SEC’s website at www.sec.gov.

Cautionary Statement Regarding Forward-Looking Statements

This document includes statements that are not statements of historical fact, or “forward-looking statements,” including with respect to Innoviva’s proposed acquisition of Entasis. Such forward-looking statements include, but are not limited to, the ability of Innoviva and Entasis to complete the transactions contemplated by the Merger Agreement, including the parties’ ability to satisfy the conditions to the consummation of the Offer contemplated thereby and the other conditions set forth in the Merger Agreement, statements about the expected timetable for completing the transaction, Innoviva’s and Entasis’ beliefs and expectations and statements about the benefits sought to be achieved in Innoviva’s proposed acquisition of Entasis, the potential effects of the acquisition on both Innoviva and Entasis, the possibility of any termination of the Merger Agreement, as well as the expected benefits and success of Entasis’ product candidates. Many of these risks and uncertainties are beyond Innoviva’s control. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. There can be no guarantees that the conditions to the closing of the proposed transaction will be satisfied on the expected timetable or at all, or with respect to pipeline products that the products will receive the necessary regulatory approvals or that they will prove to be commercially successful. If underlying assumptions prove inaccurate or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward-looking statements.

Risks and uncertainties include, but are not limited to, uncertainties as to the timing of the Offer and the subsequent Merger; uncertainties as to how many of Entasis’ stockholders unaffiliated with Innoviva will tender their shares in the Offer; the risk that competing offers or acquisition proposals will be made; the possibility that various conditions to the consummation of the Merger and the Offer contemplated by the Merger Agreement may not be satisfied or waived; the effects of disruption from the transactions contemplated by the Merger Agreement and the impact of the announcement and pendency of the transactions on Entasis’ business; the risk that stockholder litigation in connection with the offer or the merger may result in significant costs of defense, indemnification and liability, and diversion of management time and attention from managing Entasis’ affairs; general industry conditions and competition; general economic factors, including interest rate and currency exchange rate fluctuations; the impact of pharmaceutical industry regulation and health care legislation in the United States and internationally; global trends toward health care cost containment; technological advances, new products and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approval; manufacturing difficulties or delays; financial instability of international economies and sovereign risk; dependence on the effectiveness of Entasis’ and Innoviva’s patents and other protections for innovative products; and the exposure to litigation, including patent litigation, and/or regulatory actions.

Entasis and Innoviva undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in Entasis’ and Innoviva’s respective 2021 Annual Reports on Form 10-K and Entasis’ and Innoviva’s other filings with the SEC available on the SEC’s website at www.sec.gov.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

EXHIBIT NO.	DESCRIPTION

2.1	Agreement and Plan of Merger, dated as of May 23, 2022, by and among Innoviva, Inc., Innoviva Merger Sub, Inc., and Entasis Therapeutics Holdings Inc.†

10.1	Amendment No. 1 to the Investor Rights Agreement, dated May 23, 2022, by and among Innoviva, Inc. and Entasis Therapeutics Holdings Inc.

99.1	Tender and Support Agreement, dated May 23, 2022, by and among Innoviva, Inc., Innoviva Merger Sub, Inc. and TPG GP A, LLC.

99.2	Form of Tender and Support Agreement for Entasis’ Directors and Officers.

99.3	Joint Press Release, dated May 23, 2022, issued by Innoviva and Entasis.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†
Schedules and exhibits omitted pursuant to item 601(b)(2) of Regulation S-K. Innoviva agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2022

INNOVIVA, INC.

By:	/s/ Pavel Raifeld
Pavel Raifeld
Chief Executive Officer